UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 15, 2012

LANTRONIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16027	33-0362767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

167 Technology Drive

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 453-3990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by Lantronix, Inc. (the “Company”) in a Current Report on Form 8-K filed on May 14, 2012 with the U.S. Securities and Exchange Commission (i) Thomas M. Wittenschlaeger voluntarily resigned as a director, chairman of the board and as a member of all board committees of the Company and (ii) the Company’s Audit Committee, as a result of such resignation, was no longer comprised of at least three independent directors as required for continued listing by Nasdaq Listing Rule 5605(c)(2)(A).

On May 15, 2012, the Company received a letter from the NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it was out of compliance with Nasdaq Listing Rule 5605(c)(2)(A) as the Company’s Audit Committee was no longer comprised of at least three independent directors.

In accordance with Nasdaq Listing Rule 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or May 14, 2013;

•	or;

•	if the next annual shareholders’ meeting is held on or before November 12, 2012, then the Company must evidence compliance no later than November 12, 2012.

 The Company’s Board of Directors intends to identify candidates and appoint a director who satisfies the independence requirements of the Nasdaq Listing Rules prior to the expiration of the applicable cure period.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

Date: May 18, 2012	By:	/s/ Jeremy Whitaker
Jeremy Whitaker
Chief Financial Officer and Secretary

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